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                                                                     EXHIBIT 4.1

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                             WOODROAST SYSTEMS, INC.


        THIS CERTIFIES THAT, for good and valuable consideration, Lyle Berman or his registered assigns ("Holder"), is entitled to subscribe for and purchase from Woodroast Systems, Inc., a Minnesota corporation (the "Company"), up to Six Hundred Thousand (600,000) fully paid and nonassessable shares of the Common Stock of the Company (the "Warrant Shares") at the price of $.01 per share (the "Warrant Exercise Price") subject to the antidilution provisions of this Warrant. As used herein, the term "Holder" means the person named above, any party who acquires all or a part of this Warrant as a registered transferee of such person, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; and the term "Common Stock" means and includes the Company's presently authorized common stock, $.005 par value, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

        This Warrant is subject to the following provisions, terms and conditions:

        1.     Exercise: Term: Transferability.

        (a) The rights represented by this Warrant may be exercised at any time up to and including April 30, 1999, on which date the rights shall terminate.

        (b) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a certified or bank cashier's check in payment of the Warrant Exercise Price for such shares (except as otherwise set forth in Section 12), provided, this Warrant shall be exercisable only as follows: this Warrant may be exercised for 2,000 Warrant Shares for each additional $10,000 advanced by Holder to the Company after the date hereof pursuant to that certain $2,000,000 Secured Demand Promissory Note of the Company payable to the order of the Holder dated as of April 29, 1998.

        (c) This Warrant may be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, and Warrant Shares issued pursuant to exercise of this Warrant may be transferred, subject to the limitations of Section 7 hereof.

        2. Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated

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by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the person named above shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3.     Issuance of the Warrant Shares.

        (a) The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

        (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws, except as provided in Section 9. If registrations are not in effect to the extent required as provided in Section 9 and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either such registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 45 calendar days from the date the Company delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

        4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.


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        5. Antidilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

        (a) The Warrant Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter:

            (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

            (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

            (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share as the case may be. In the event that at any time as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

        (b) Upon each adjustment of the Warrant Exercise Price pursuant to
Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.


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        (c) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under subsection (a) of this Section above but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

        (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

        7.  Notice of Transfer of Warrant or Resale of the Warrant Shares.

       (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the 1933 Act") and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such

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representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

        (b) If in the opinion of either of the counsel referred to in this
Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such as, in the opinion of both such counsel, are permitted by law.

        8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the Market Price of such fractional share. For purposes of this Section, the term "Market Price" with respect to shares of Common Stock of any class or series means (i) the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or quoted in the National Association of Securities Dealers, Inc's Automated Quotations System (Nasdaq), or (ii) if not traded on an exchange or on NASDAQ but is traded on the over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date or (iii) if not traded on any public market, then the fair market value thereof determined in good faith by the Board of Directors of the Company.

        9.  Registration Rights.

       (a) If at any time through October 31, 2000, (i) the Company receives a written request therefor from the record holder or holders of an aggregate of at least twenty-five percent (25%) of the "Registrable Securities" not theretofore registered under the Securities Act and sold, and (ii) the Company is eligible to use Form S-3 (or a successor form) for the registration of its common stock for sale by selling shareholders, the Company shall prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the Registrable Securities which are the subject of such requests and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of Registrable Securities that such registration is to be effected. The Company shall include in such registration statement such Registrable Securities for which it has received written requests to register by such other record holders within 30 days after the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to be effective only two (2) registration statements pursuant to this Section 9(a). In the event that the holders of a majority of those Registrable Securities for which registration has been requested pursuant to this Section determine for any reason not to proceed with a registration at an time before the registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, and the holders of such Registrable Securities agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Registrable Securities, then the holders of such Registrable Securities shall not be deemed to have

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exercised their right to require the Company to register Registrable Securities pursuant to this Section at the expense of the Company. If a registration statement filed by the Company at the request of holders of Registrable Securities pursuant to this Section is withdrawn at the initiative of the Company, then the holders of Registrable Securities shall not be deemed to have exercised their right to require the Company to register Registrable Securities pursuant to this Section.

        For purposes of this Section 9(a), (a) "Registrable Securities" shall mean (i) the shares of common stock issuable pursuant to this Warrant (the "Warrant Shares"), and (ii) any additional securities issued with respect to the Warrant Shares upon any stock split, stock dividend, recapitalization or similar event, and (b) the record holder of Warrants will be considered to be the record holder of the Warrant Shares covered thereby.

        The managing underwriter, if any, of an offering registered pursuant to this Section shall be selected by the holders of a majority of the Registrable Securities for which registration has been requested and shall be reasonably acceptable to the Company. Without the written consent of the holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Common Shares or require the exclusion of any portion of the Registrable Securities to be registered.

        (b) If at any time on or prior to May 31, 2002, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its equity securities or debt with equity features, it will give written notice to all Holders of this Warrant, any Warrants issued pursuant to Section 2 and/or Section 3(a) hereof, and any Warrant Shares of its intention to do so and, on the written request of any such Holder given within twenty (20) days after receipt of any such notice (which request shall specify the Warrant Shares (then issued or issuable upon exercise of this Warrant) intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Warrants and Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

        (c) With respect to each inclusion of securities in a registration statement pursuant to Section 9(a) or 9(b), the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, Nasdaq fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the offering is underwritten and the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of

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the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses relating to the sale of securities by the selling Holders not expressly included above shall be borne by the selling Holders.

        (d) The Company hereby indemnifies each of the Holders of this Warrant and of any Warrant Shares, and the officers and directors, if any, who control such Holders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

        IN WITNESS WHEREOF, Woodroast Systems, Inc. has caused this Warrant to be signed by its duly authorized officer and to be dated as of this 5th day of June, 1998.

                                                   WOODROAST SYSTEMS, INC.



                                                   By:   /s/ Ralph J. Guarino
                                                        ------------------------
                                                   Its: President







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                             Woodroast Systems, Inc.
                                WARRANT EXERCISE

                  (To be signed only upon exercise of Warrant)

        The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of the Common Stock of Woodroast Systems, Inc. to which such Warrant relates and herewith makes payment of $ therefor in cash or by certified or cashier's check and requests that the certificates for such shares be issued in the name of, and be delivered to, whose address is set forth below the signature of the undersigned. If said number of shares shall not be all the shares purchasable under the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                                    Name of Warrant Holder:

                                    Lyle Berman
                                    --------------------------------------------


                                    Address of Warrant Holder:

                                    433 Bushaway Road
                                    Wayzata, Minnesota 55391

                                    Tax Identification No. or Social Security
                                    No. of Warrant Holder:

                                    ###-##-####

                                    Signature
                                             ----------------------------------

                                    Note: The above signature should correspond exactly with the name of the Warrant Holder as it appears on the first page of the Warrant or on a duly executed Warrant Assignment.

                                    Dated:
                                          --------------------------------------



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                             Woodroast Systems, Inc.
                               WARRANT ASSIGNMENT

                  (To be signed only upon transfer of Warrant)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________, the assignee, whose address is
  _________________________________ and whose tax identification or social security number is _______________, the right represented by the foregoing Warrant to purchase ________ shares of the Common Stock of Woodroast Systems, Inc. to which the foregoing Warrant relates and appoints ___________________ attorney to transfer said right on the books of Woodroast Systems, Inc., with full power of substitution in the premises. If said number of shares shall not be all the shares purchasable under the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                                       Name of Warrant Holder/Assignor:

                                       --------------------------------------
                                       (Please print)

                                       Address of Warrant Holder/Assignor:

                                       --------------------------------------
                                       --------------------------------------

                                       Tax Identification No. or Social
                                       Security No. of Warrant Holder/Assignor:

                                       --------------------------------------

                                       Signature
                                                -----------------------------

                                       Note:  The above signature should
                                       correspond exactly with the name of the
                                       first page of the Warrant or with the
                                       name of the assignee appearing on a duly executed assignment form.


                                       Dated:
                                             --------------------------------


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